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                                                                     EXHIBIT 5.1

                [ON BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


                                August 17, 1999


Multex.com, Inc.
33 Maiden Lane, 5th Floor
New York, New York  10038


Re: Multex.com, Inc. Registration Statement on Form S-4 for Issuance of Shares of Common Stock
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Ladies and Gentlemen:

          We have acted as counsel to Multex.com, Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

          This opinion is being furnished in accordance with the requirements of
Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized and if, as and when issued in accordance with the Registration Statement and the related joint proxy statement/prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

          This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion,
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Multex.com, Inc.                                                August 17, 1999
                                                                         Page 2


whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP